NINTH AMENDMENT TO CREDIT AGREEMENT

This NINTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of March 13, 2020 and is entered into by and among HORIZON GLOBAL CORPORATION, a Delaware corporation (“Borrower”) and the financial institutions party to this Amendment as Lenders.
RECITALS
WHEREAS, the Borrower, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Agent”) and certain financial institutions have entered into that certain Term Loan Credit Agreement, dated as of June 30, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower and the Lenders have agreed to make certain amendments to the Credit Agreement;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Documents and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS
Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Credit Agreement.

ARTICLE II
RECITALS
The foregoing Recitals are hereby made as part of this Amendment.

ARTICLE III
AMENDMENTS
3.01Amendments.Effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
(a)The following definitions of “Ninth Amendment” and “Ninth Amendment Effective Date” are hereby added to the Credit Agreement in appropriate alphabetical order:
““Ninth Amendment” means that certain Ninth Amendment to Credit Agreement, dated as of March 13, 2020, among the Borrower and the Lenders party thereto.
“Ninth Amendment Effective Date” means the “Effective Date” as set forth in the Ninth Amendment.”
(b)Section 6.13 of the Credit Agreement is amended and restated in its entirety to read as follows:
‘SECTION 6.13    Financial Covenants.
(a)The Borrower will not permit the Secured Net Leverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2021, to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Secured Net Leverage Ratio
March 31, 2021	6.00 to 1.00
June 30, 2021 and each fiscal quarter ending thereafter	5.00 to 1.00

(b)    [Reserved].
(c) The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2021 to be below 1.0 to 1.0.”

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to each Lender party hereto and the Agent, as of the date hereof as follows:

4.01Authority. The execution, delivery and performance by the Borrower of this Amendment, and the transactions contemplated hereby or thereby, have been duly authorized by all necessary action, and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
4.02No Defaults. No Default or Event of Default has occurred and is continuing.
4.03Beneficial Ownership Certification. As of the date hereof, the information included in the Beneficial Ownership Certification (as defined in the Loan Agreement after giving effect to this Amendment), if applicable, is true and correct in all respects.

ARTICLE V
[RESERVED]

ARTICLE VI
CONDITIONS PRECEDENT AND FURTHER ACTIONS

6.01Conditions Precedent. The amendments in Article III shall be deemed effective as of the date first set forth above when each of the following conditions precedent have been satisfied in form and substance satisfactory to the Agent and its counsel (such date, the “Effective Date”):
(a)The Agent shall have received duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Loan Parties, the Agent and the Lenders party hereto;
(b)The Agent shall have received a fully executed amendment from the required lenders under the Junior Credit Agreement substantially similar to this Amendment; and
(c)The Borrower shall have paid all fees and expenses (provided that legal fees required to be paid as a condition precedent to the occurrence of the Effective Date shall be limited to such legal fees as to which the Borrower have received a summary invoice) owed to and/or incurred by the Agent and the Required Lenders in connection with this Amendment.

ARTICLE VII
ACKNOWLEDGMENT OF NEW ABL CREDIT AGREEMENT TRANSACTIONS

7.01Acknowledgment of New ABL Credit Agreement Transactions. The Lenders party hereto acknowledge and agree that all references in the Credit Agreement to the “ABL Credit Agreement” and “ABL Guarantee and Collateral Agreement” shall hereby be deemed to refer to the new secured asset-based credit facility with Encina Business Credit, LLC entered on or about the date hereof (the “New ABL Credit Agreement”) and any other similar terms relating to the ABL Credit Agreement shall be deemed to correspond to the New ABL Credit Agreement as applicable, and consent to the transactions contemplated thereby, including, without limitation, the temporary release of single lien agent security interests in favor of the ABL Agent in certain foreign jurisdictions and replacement thereof.
7.02Acknowledgment of Single Lien Agent Collateral Arrangements. The Lenders party hereto acknowledge and agree that, in connection with the transactions contemplated pursuant to entering into the New ABL Credit Agreement, Bank of America, N.A., in its capacity as Single Lien Agent prior to the consummation of the New ABL Credit Agreement, will (i) release and terminate all German Single Lien Security Documents (as defined in the ABL/Term Loan Intercreditor Agreement) and (ii) release and terminate all Mexican Single Lien Security Documents (as defined in the ABL/Term Loan Intercreditor Agreement). The Lenders party hereto hereby direct the Agent to consent to such releases and terminations.
7.01Acknowledgment of Notice of Agent’s Resignation. The Borrower and the Lenders party hereto hereby acknowledge that the Agent has delivered notice pursuant to Article VIII of the Credit Agreement and agree promptly to negotiate and execute the documents necessary to give effect to such resignation and the appointment of Cortland Capital Market Services LLC (or another entity to be agreed) as successor agent in accordance with the terms of Article VIII of the Credit Agreement.

ARTICLE VIII
MISCELLANEOUS

8.01Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Loan Parties, Agent, Lenders, and their respective successors and assigns. The successors and assigns of the Loan Parties include, without limitation, their respective receivers, trustees, and debtors-in-possession.
8.02Further Assurances. The Borrower hereby agrees from time to time, as and when requested by the Agent or any Lender, to execute and deliver or cause to be executed and delivered all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent or such Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment and the other Loan Documents.
8.03Loan Document. This Amendment shall be deemed to be a “Loan Document” for all purposes under the Credit Agreement.
8.04Governing Law. THIS AMENDMENT AND, UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.
8.05Consent to Forum. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER

PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.09 OF THE LOAN AGREEMENT. A FINAL JUDGMENT IN ANY PROCEEDING OF ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.
8.06Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Amendment shall remain in full force and effect.
8.07Entire Agreement. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
8.08Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective on the Effective Date. Delivery of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.
8.09Costs and Expenses. The Borrower agrees to reimburse Agent for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.
8.10Reference to and Effect upon the Loan Documents. The Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof, and are hereby ratified and confirmed. In each case except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.
8.11Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

Balance of Page Intentionally Left Blank
Signature Pages Follow

IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Amendment and the parties have delivered this Amendment, each as of the day and year first written above.

BORROWER: HORIZON GLOBAL CORPORATION, a Delaware corporation By:/s/ Jay Goldbaum Name: Jay Goldbaum Title: General Counsel, Chief Compliance Officer and Corporate Secretary

Corre Horizon Fund, LP, as a Lender By: /s/ John Barrett Name: John Barrett Title: Managing Partner

Corre Opportunities Qualified Master Fund, LP, as a Lender By: /s/ John Barrett Name: John Barrett Title: Managing Partner

Corre Opportunities II Master Fund, LP, as a Lender By: /s/ John Barrett Name: John Barrett Title: Managing Partner